Exhibit 99.1

11730 Plaza America, Suite 700

Reston, VA 20190

News Release

Investor Contact	Media Contact
Lawrence Delaney, Jr.	Joelle Shreves
Investor Relations Counsel	Director of Marketing & Corporate Communications
(714) 734-5142	(703) 707-6904

NCI Reports Fourth Quarter and Fiscal Year 2014 Financial and Operating Results

•	Fourth quarter revenue of $74 million above midpoint of guidance;

•	EPS of $0.18 exceeds high end of guidance;

•	Fiscal year 2014 revenue of $317 million, adjusted EPS of $0.69[1];

•	Board of Directors declares special cash dividend of $0.12 per share;

•	NCI issues guidance for first quarter and full fiscal year 2015.

RESTON, VA, February 11, 2015 – NCI, Inc. (NASDAQ: NCIT), a leading provider of information technology (IT) and professional services and solutions to U.S. Federal Government agencies, today announced its financial and operating results for the fourth quarter and fiscal year ended December 31, 2014.

Fourth quarter 2014 revenue was above the midpoint of management’s guidance range issued last quarter. Diluted earnings per share (EPS) exceeded the high end of guidance by $0.01.

Fourth Quarter 2014 Results

For the fourth quarter of 2014, NCI reported revenue of $74.4 million compared with fourth quarter 2013 revenue of $79.9 million, a decrease of 6.8%. The year-over-year decrease in revenue was primarily the result of lower revenues generated from NCI’s PEO Soldier and NETCOM programs, partially offset by contract extensions as well as revenues under new contracts awarded in 2014. During the fourth quarter of 2014, NCI’s PEO Soldier contract accounted for 10.2% of total revenue, compared with 13.4% in the fourth quarter of 2013.

Operating income for the fourth quarter of 2014 was $4.2 million compared with $3.8 million for the fourth quarter of 2013. Operating margin for the fourth quarter of 2014 was 5.6% compared with 4.7% for the fourth quarter of 2013. Operating income and margin increased primarily as the result of a higher proportion of revenue derived from NCI direct labor compared with subcontractors and materials, and one-time award fees and successful completion of fixed price contracts, partially offset by higher general and administrative expenses related to new business development initiatives.

Net income for the fourth quarter of 2014 was $2.4 million compared with $2.0 million for the fourth quarter of 2013. Diluted EPS for the fourth quarter of 2014 was $0.18 compared with $0.16 for the fourth quarter of 2013.

Days sales outstanding (DSO) at December 31, 2014, was 65 days compared with 66 days at September 30, 2014, a decrease of one day.

Fiscal Year 2014 Results

Revenue for the year ended December 31, 2014, was $317.0 million, compared with $332.3 million for the year ended December 31, 2013, representing a decrease of $15.3 million, or 4.6%. This decrease in revenue was principally due to lower year-over-year revenue from NCI’s PEO Soldier program; the expiration of task orders and contracts; reductions in scope of work; and certain lost contract recompetes. The decrease was partially offset by revenues under new contracts and plus-ups to existing contracts.

NCI’s PEO Soldier contract accounted for $36.5 million and $46.0 million of revenue in 2014 and 2013, respectively. This represented 11.5% and 13.9% of revenue in 2014 and 2013, respectively.

Operating income for 2014 was $14.5 million, or 4.6% of revenue, compared with $14.1 million, or 4.2% of revenue, for 2013. The year-over-year increase in operating margin was primarily attributable to a higher proportion of revenue derived from NCI direct labor compared with subcontractors and materials, as well as overall improved performance on certain contracts. Excluding the impact of the $1.5 million accelerated stock option expense recorded in the first quarter of 2014, operating income for 2014 was $16.0 million, or 5.0% of revenue.

Net income for 2014 was $8.5 million, or $0.63 per share, compared with $7.7 million, or $0.60 per share for 2013. Excluding the impact of the accelerated stock compensation expense, net income was $9.4 million, resulting in adjusted diluted EPS of $0.69 for 2014.

Cash flow provided by operating activities for fiscal year 2014 was $27.7 million, $6.1 million of which was provided in the fourth quarter of 2014. Capital expenditures were $1.5 million, resulting in free cash flow of $26.2 million, or 3.1 times net income in 2014.

NCI reported total backlog at December 31, 2014, of $410 million, of which $184 million was funded. This compares with total backlog at September 30, 2014, of $435 million, of which $165 million was funded. Net bookings for the fourth quarter were $50 million, equating to 0.7 times revenue. Net bookings for fiscal year 2014 were $238 million, equating to 0.8 times revenue.

Special Cash Dividend

NCI’s Board of Directors has declared a special cash dividend of $0.12 per share payable March 13, 2015, to shareholders of record on the close of business on February 25, 2015. The aggregate amount of payment to be made in connection with this special dividend will be approximately $1.6 million.

Computech Acquisition

On January 1, 2015, NCI completed the acquisition of Computech, Inc., a leader in agile and lean application software development and IT operations and maintenance. The purchase price was approximately $56 million net of cash acquired and was funded with cash on hand and borrowings under NCI’s senior credit facility.

Management’s Outlook

Based on the company’s current contract backlog and management’s estimate of future tasking and contract awards, NCI is issuing guidance for its first quarter and full fiscal year 2015. The table below represents management’s current expectations about future financial performance based on information available at this time:

	First Quarter Fiscal Year 2015 Ending March 31, 2015	Fiscal Year Ending December 31, 2015
Revenue	$74 million–$82 million	$320 million–$350 million
Diluted EPS	$0.14–$0.16	$0.62–$0.78
Diluted projected share count	13.6 million	13.6 million

“NCI again exceeded initial 2014 expectations for revenue and earnings and performed admirably throughout the year. We continued to prove that we can win important recompetes and showed that we’re capable of winning new business, even as final awards are under protest,” said Charles K. Narang, NCI’s Chairman and CEO. “As 2014 wrapped up, we celebrated our 25th year in business. I’m proud of all we’ve accomplished over the years but, more importantly, that NCI begins 2015 better positioned and more capable than ever.”

“We believe our growing qualified pipeline of new business opportunities and the strength of our balance sheet for further acquisitions give us the tools to reach $500 million in annualized revenue by the end of 2017,” said NCI’s President, Brian J. Clark. “In the near-term, we’re excited about our prospects for winning meaningful new awards in 2015, as we expect the issuance of many long-awaited RFPs that should result in record bid values for NCI. Moreover, our recently-completed acquisition of Computech brings us exciting new avenues for growth by way of access to new customers as well as capabilities in agile technology development and deployment. Finally, the authorization of this special dividend by our Board reflects NCI’s continued commitment to delivering value to our shareholders through various mechanisms. After completing 2014 with outstanding cash flow conversion, we’re able to distribute this dividend while not detracting from our primary intent to leverage our balance sheet for growth initiatives.”

Conference Call Information

As previously announced, NCI will conduct a conference call today at 4:30 p.m. EST to discuss fourth quarter and fiscal year 2014 results and issue guidance for the first quarter and fiscal year 2015.

Analysts and institutional investors may listen to the conference call by dialing (888) 572-7025 (United States/Canada) or (719) 325-2323 (international) with pass code 9211552. The conference call will be provided simultaneously as a webcast through a link on the NCI website (www.nciinc.com).

A replay of the conference call will be available approximately two hours after the conclusion of the call through February 25, 2015, by dialing (877) 870-5176 (United States/Canada) or (858) 384-5517 (international) and entering pass code 9211552.

About NCI, Inc.:

NCI is a leading provider of enterprise solutions and services to U.S. defense, intelligence, health care and civilian government agencies. The company has the expertise and proven track record to solve its customers’ most important and complex mission challenges through technology and innovation. NCI’s team of highly skilled professionals focuses on delivering cost-effective solutions and services in the areas of agile software application and systems development/integration; cybersecurity and information assurance; engineering and logistics support; enterprise information management and advanced analytics; cloud computing and IT infrastructure optimization; health IT and medical support; IT service management; and modeling, simulation and training. Headquartered in Reston, Virginia, NCI has more than 1,800 employees operating at more than 100 locations worldwide. NCI: Trust. Integrity. Performance. For more information, visit www.nciinc.com or email investor@nciinc.com. Like us on Facebook and follow us on Twitter (@nciinc_) and LinkedIn.

Forward-Looking Statement: Statements and assumptions made in this press release that do not address historical facts constitute “forward-looking” statements that NCI believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: our dependence on our contracts with Federal Government agencies, particularly within the U.S. Department of Defense, for substantially all of our revenue; a reduction in the overall U.S. Defense budget, volatility in spending authorizations for Defense- and Intelligence-related programs by the U.S. Federal Government or a shift in spending to programs in areas where we do not currently provide services; Federal Government shutdowns (such as that which occurred during the Federal Government’s 1996 and 2014 fiscal years), other delays in the Federal Government appropriations process, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011 (as amended by the American Taxpayer Relief Act of 2012 and the Consolidated Appropriations Act of 2014), risk of contract performance or termination; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; adverse results of Federal Government audits of our government contracts; Government contract procurement (such as bid protest, small business set asides, etc.) and termination risks; competitive factors such as pricing pressures and competition to hire and retain employees (particularly those with security clearances); Federal Government agencies awarding contracts on a technically acceptable/lowest cost basis in order to reduce expenditures; failure to successfully identify and integrate future acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions or to effectively integrate acquisitions appropriate to the achievement of our strategic plans; economic conditions in the United States, including conditions that result from terrorist activities or war; material changes in laws or regulations applicable to our businesses, particularly legislation affecting (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) government contracts containing organizational conflict of interest (OCI) clauses, (iv) delays related to agency specific funding freezes, (v) competition for task orders under Government Wide Acquisition Contracts (GWACs), agency-specific Indefinite Delivery/Indefinite Quantity (IDIQ) contracts and/or schedule contracts with the General Services Administration; and (vi) our own ability to achieve the objectives of near-term or long-range business plans, including internal systems failures. These and other risk factors are more fully discussed in the section titled “Risk Factors” in NCI’s Form 10-K filed with the Securities and Exchange Commission (SEC), and from time to time, in other filings with the SEC, such as our Forms 8-K and Forms 10-Q.

Any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, or share repurchases, and any statements of the plans, strategies and objectives of management for future operations, the execution of cost reduction programs, and restructuring and integration plans are also subject to factors that could cause actual results to differ materially from anticipated results.

The forward-looking statements included in this news release are only made as of the date of this news release, and NCI undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, or changes in expectations or otherwise.

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(in thousands, except per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2014	2013	2014	2013
Revenue	$74,440	$79,895	$317,028	$332,325
Operating expenses:
Cost of revenue	62,822	69,087	270,855	289,388
General and administrative expenses	5,883	5,583	25,850	23,393
Depreciation and amortization	1,390	1,475	5,692	6,298
Acquisition and integration expenses	150	—	150	—
Purchase contingency gain	—	—	—	(864)

Total operating expenses	70,245	76,145	302,547	318,215

Operating income	4,195	3,750	14,481	14,110
Interest expense, net	104	128	406	784

Income before income taxes	4,091	3,622	14,075	13,326
Provision for income taxes	1,651	1,621	5,607	5,588

Net income	$2,440	$2,001	$8,468	$7,738

Earnings per common and common equivalent share:
Basic:
Weighted average shares outstanding	12,958	12,842	12,899	12,829
Net income per share	$0.19	$0.16	$0.66	$0.60

Diluted:
Weighted average shares outstanding	13,552	12,842	13,516	12,829
Net income per share	$0.18	$0.16	$0.63	$0.60

NCI, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except par values)

	As of December 31,
	2014	2013
Assets:
Current assets:
Cash and cash equivalents	$25,819	$50
Accounts receivable, net	52,856	63,991
Deferred tax assets, net	3,950	3,217
Prepaid expenses and other current assets	3,382	2,941

Total current assets	86,007	70,199
Property and equipment, net	7,371	9,752
Other assets	1,748	2,113
Deferred tax assets, net	37,839	39,990
Intangible assets, net	3,719	5,340

Total assets	$136,684	$127,394

Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$15,646	$17,371
Accrued salaries and benefits	16,481	16,645
Deferred revenue	3,226	2,594
Other accrued expenses	4,653	4,578

Total current liabilities	40,006	41,188
Long-term debt	—	1,000
Other long-term liabilities	2,901	3,399

Total liabilities	42,907	45,587

Stockholders’ equity:
Class A common stock, $0.019 par value—37,500 shares authorized; 9,223 shares issued and 8,306 shares outstanding as of December 31, 2014, and 9,142 shares issued and 8,226 shares outstanding as of December 31, 2013	175	174
Class B common stock, $0.019 par value—12,500 shares authorized; 4,700 shares issued and outstanding as of December 31, 2014 and 2013	89	89
Additional paid-in capital	74,406	70,905
Treasury stock at cost—917 shares of Class A common stock as of December 31, 2014 and 2013	(8,331)	(8,331)
Retained earnings	27,438	18,970

Total stockholders’ equity	93,777	81,807

Total liabilities and stockholders’ equity	$136,684	$127,394

NCI, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Year ended December 31,
	2014	2013	2012
Cash flows from operating activities:
Net income (loss)	$8,468	$7,738	$(86,824)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Impairment of goodwill and intangible assets	—	—	150,752
Depreciation and amortization	5,692	6,298	6,931
Stock compensation expense	3,044	1,399	4,204
Deferred income taxes	1,419	3,338	(51,851)
Changes in operating assets and liabilities:
Accounts receivable, net	11,135	(1,698)	32,782
Prepaid expenses and other assets	(72)	7,477	(7,197)
Accounts payable	(1,725)	(6,777)	(5,870)
Accrued expenses and other liabilities	(305)	(515)	(1,392)

Net cash provided by operating activities	27,656	17,260	41,535

Cash flows from investing activities:
Purchases of property and equipment	(1,467)	(1,260)	(1,785)
Net cash used in investing activities	(1,467)	(1,260)	(1,785)

Cash flows from financing activities:
Borrowings under credit facility	42,496	123,922	130,304
Repayments on credit facility	(43,496)	(140,422)	(166,804)
Financing costs paid	(5)	(180)	(120)
Proceeds from exercise of stock options	482	—	10
Excess tax benefit from stock transactions	158	—	—
Repurchase of stock awards	(55)	(33)	(1,320)
Purchase of Class A common stock for Treasury	—	—	(3,876)

Net cash used in financing activities	(420)	(16,713)	(41,806)

Net change in cash and cash equivalents	25,769	(713)	(2,056)
Cash and cash equivalents, beginning of year	50	763	2,819

Cash and cash equivalents, end of year	$25,819	$50	$763

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$246	$596	$1,216

Income taxes	$2,700	$975	$2,657

Supplemental disclosure of noncash activities:
Leasehold improvements acquired with tenant improvement funds	$222	$496	$—

NCI, INC.

RECONCILIATION OF NON-GAAP OPERATING MEASURES

(UNAUDITED)

(in thousands, except per share data)

	Year ended December 31,
	2014	2013
GAAP operating income	$14,481	$14,110
Accelerated stock compensation expense	1,524	—

Adjusted operating income	16,005	14,110

Interest expense, net	406	784

Adjusted income before income taxes	15,599	13,326
Provision for income taxes	6,215	5,588

Adjusted net income	$9,384	$7,738

Earnings per common and common equivalent share:
GAAP Basic net income per share	$0.66	$0.60
Per share effect of accelerated stock compensation expense	0.07	—

Adjusted net income per share	$0.73	$0.60

GAAP Diluted net income per share	$0.63	$0.60
Per share effect of accelerated stock compensation expense	0.06	—

Adjusted net income per share	$0.69	$0.60

Weighted average shares outstanding:
Basic	12,899	12,829
Diluted	13,516	12,829

[1]	As previously disclosed, in the first quarter of 2014, NCI recognized $1.5 million of accelerated stock compensation expense. Diluted EPS estimates for fiscal year 2014 exclude the effects of the accelerated stock compensation expense. NCI believes that removing the effects of the accelerated stock compensation expense from operating income, net income and earnings per share in this non-GAAP financial measure, provides useful information because it allows management and investors to better assess NCI’s comparable financial results absent the expense. This non-GAAP financial measure should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Actual results for the fiscal year ended December 31, 2014, presented in the table “Condensed Consolidated Statements of Income” contained in today’s press release include the effects of the accelerated stock compensation expense.